UNITED STATES
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Huntsman Corporation
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Huntsman and Hexion: Well Paired Leaders in Specialty Chemicals July 2007

Key Points Transaction Announcement: July 12, 2007 Expected Closing Date: Hexion expects to close in Q1 2008 (subject to regulatory approval) Acquiring Entity: Hexion Specialty Chemicals, Inc., an affiliate of Apollo Management, L.P. Consideration: $28.00 per share in cash Closing Conditions: Shareholder approval and required regulatory approvals Transaction Value: Approx. $10.6 billion, including assumption of existing Huntsman debt

Apollo Management L.P.: Key Facts Founded in 1990 Apollo is a leading private equity and capital markets investor More than 100 professionals in New York, Los Angeles, London, Singapore, Frankfurt and Paris Managed more than $33 billion of capital Most recent private equity fund has capital commitments of $11.6 billion Investments include: Rexnord Holdings, Realogy Corporation, CEVA Logistics, Verso Paper, Momentive Performance Materials, Berry Plastics, Affinion Group, Linens n’ Things and Metals USA

The Businesses Combined Complementary, specialty chemical businesses Combined sales exceeding $15 billion Over 21,000 employees At this stage, we don’t have exact details with respect to the integration of the two businesses. Integration planning is expected to begin soon. We will provide more information as soon as decisions have been finalized

A Global Leader in Thermoset Resins LTM Revenue: $5.4bn LTM Adj. EBITDA: $698mm(1) LTM 3/31/07 Adjusted EBITDA includes $94 million of Hexion in-process synergies. LTM Adjusted EBITDA includes pro forma effect of recently announced Arkema Acquisition (1)

A Global Leader in Thermoset Resins LTM Revenue: $5.4 billion LTM Adj. EBITDA: $698 million (1) Coatings & Inks Adhesive & Structural Common Characteristics: Leading market share in 75% of revenue base Complete range of thermoset resin technologies Strong technical service component Vertically integrated low cost manufacturing base (1) LTM 3/31/07 Adjusted EBITDA includes $94 million of Hexion in-process synergies. LTM Adjusted EBITDA includes pro forma effect of recently announced Arkema Acquisition

Diverse End-Use Markets and Geographical Presence Supports Stable Revenue Base 2006 Revenue: $5.2 billion (1) Consists of Asia-Pacific, Latin America, Eastern Europe and other emerging markets. Stable and Diversified Revenue Base (1) ROW 14% Western Europe 34% North America 52% Industrial/Marine 18% New Home Construction 12% Automotive 11% Graphic Arts 7% Civil Engineering 6% Electronics 6% Oil Field E&P 4% Construction 4% Architectural 4% Food & Beverage 2% Repair/Remodel 7% Consumer/ Durable Goods 14% Other 5%

Track Record of Strong, Stable Financial Performance Pro forma for the effect of the Arkema Acquisition, including expected synergies Note: 2006 and LTM 3/31/07 EBITDA pro forma for $50 million of Phase II synergies, of which plans were announced along with the 2006 results Hexion Revenue ($ millions) Hexion Adjusted EBITDA ($ millions) $634 $698 (1) $664 $5,538 PF PF $679 $19 (1) $529 $559 $585 $105 $105 $19 $585 $94 $94 2005 2006 LTM 3/31/07 LTM 3/31/07 Hexion In-Process Synergies Arkema Acquisition $5,102 $5,205 $5,410 $5,410 $128 2005 2006 LTM 3/31/07 LTM 3/31/07 Hexion Arkema Acquisition

Hexion: Key Facts Four segments: Epoxy and Phenolic Resins Formaldehyde and Forest Products Resins Coatings and Inks Performance Products Sales: $5.2 billion 7,000 employees / 104 locations 11,000 customers in 100 countries Headquarters Global and US: Columbus, Ohio, USA Asia: Shanghai, China Europe: Rotterdam, The Netherlands “The global leader in thermoset resins – heat-activated materials used in bonding, binding and coating applications. Hexion serves the global wood and industrial markets through a broad range of technologies, specialty products and technical support for customers in a diverse range of applications and industries”

Hexion: History Created June 2005 from Borden Chemical, Resolution Performance Products, Resolution Specialty Materials and Bakelite. Further bolt-on acquisitions: Rhodia coating and adhesives 11/2005 Akzo Nobel ink and adhesive resins 11/2005 Rohm and Haas wax compounds 3/2006 Orica resins and adhesives 12/2006 Arkema resins and formaldehyde pending

Hexion: Key Products

Hexion: Key Products (cont.)

Hexion: Market Positions  Key Products Forest Product Resins Formaldehyde Epoxy Resins Foundry Resins Molding Compounds Ink Resins Versactic Acids & Derivatives Oil Field Resins Composite Resins Market Position/Description #1 in N. America #1 Globally #1 Globally #1 in N. America #1 in Europe #1 Globally #1 Globally #2 Globally #2 Globally

Hexion: Segment EBITDA ($s) Segment EBITDA Epoxy and Phenolic Resins Formaldehyde and Forest Product Resins Coatings and Inks Performance Products $271 $244 $152 $152 $81 $63 $65 $52 2006

What does it mean for me? Continued opportunities for exciting and rewarding careers within a larger specialty chemicals business To the extent that Huntsman has an agreement with a labor union, that agreement will continue in effect as to the employees covered by that agreement. For all other employees, the merger agreement provides that, for at least one year following the closing, Hexion will provide compensation and employee benefits which, in the aggregate, are no less favorable than those made available to us immediately prior to the sale Your service credit, as currently recognized by Huntsman, for determining your benefits eligibility, vesting, and benefit calculation will be honored as a part of this transaction For those considering retirement, assuming that you meet the respective plan eligibility requirements, you can retire any time before or after the closing

Business as usual Continue to work safely Reassure our customers, suppliers and others with whom you have a relationship that they can expect the same integrity, quality of product, commitment to service and innovation that have defined our company Customers who source from both Huntsman and Hexion will be advised that it’s ‘business as usual’ (i.e., separate, standalone companies) until closing, and advised of any future change thereafter Continue to move forward on the plans and projects that have been approved for your division Until closing occurs, there should be no unauthorized contact between Hexion and Huntsman associates other than in the ordinary course of business

Questions?

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE HEXION AGREEMENT. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the Company’s website at  http://www.huntsman.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Hexion Agreement. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Hexion Agreement, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Hexion Agreement, which will be filed with the SEC.